UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 18, 2004

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 1-11775

TIMCO AVIATION SERVICES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0665658
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)

623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)

(336) 668-4410 (x3016)

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press release issued by TIMCO Aviation Services, Inc. on May 13, 2004.

Item 12. Results of Operations and Financial Condition.

On May 13, 2004, TIMCO Aviation Services, Inc. issued a press release (the “Press Release”) reporting the Company’s results of operations for the three month period ended March 31, 2004. A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1.

In its press release, the Company reported certain non-GAAP financial information. The Company believes that the presentation of this non-GAAP financial information narratively in the press release and herewith in tabular format provides a meaningful presentation of certain items in the Company’s results of operations excluding the impact of unusual items that are not expected to reoccur in the foreseeable future. As required by applicable SEC rules, the tabular reconciliation of these items is as follows:

	($ thousands, except per share data)
	For the three months ended March 31,

	2004	2003

Income from operations	$677	$455
Gain from extension of third party sublease commitment	—	300
Gain from revision in estimates for workers compensation insurance claims	—	400

Adjusted income(loss) from operations as reported in the press release	$677	$(245)

	For the three months ended March 31,

	2004	2003

Income from continuing operations	$47	$68
Gain from extension of third party sublease commitment	—	300
Gain from revision in estimates for workers compensation insurance claims	—	400
Income tax benefit	—	174

Adjusted income(loss) from continuing operations as reported in the press release	$47	$(806)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO Aviation Services, Inc.

	By:	/s/ C. Robert Campbell

Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: May 18, 2004